SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549

                       ___________________

                             Form 8-K


                          CURRENT REPORT


                Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):   8-3-98



                 AMERON INTERNATIONAL CORPORATION
      (Exact name of registrant as specified in its charter)



         Delaware               1-9102          77-0100596
(State or other jurisdiction  (Commission      (I.R.S. Employer
of Incorporation)             File Number)     Identification
No.)


245 South Los Robles Ave., Pasadena, California     91101
(Address of principal executive offices)          (Zip Code)


Registrant's telephone number, including area code:
                 (626) 683-4000



Item 5   Other Events.

     The attached announcement was released to the news media on August 3, 1998.























                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                              AMERON INTERNATIONAL CORPORATION



Date: August 31, 1998         By: /s/ Javier Solis
                                  -------------------------
                                  Javier Solis
                                  Senior Vice President and
                                  Secretary

                                                      Aug. 3, 1998

Contacts:
James S. Marlen, Chairman, President & Chief Executive Officer
Gary Wagner, Senior Vice President, Chief Financial Officer
Telephone: 626-683-4000

PASADENA, Calif.- Ameron International Corporation (NYSE:AMN) today lowered its expectations for fiscal 1998 performance. Results had previously been forecasted to exceed 1997's record performance of $4.73 per share. Although full-year 1998 earnings per share are now expected to be as much as 15% lower than in 1997, these results would still be the second-highest in Ameron's history.

"As we ve previously reported, Ameron had a very difficult first half," said James S. Marlen, Ameron chairman, president and chief executive officer. "While our second-half sales and profitability are on pace to exceed the first six months, we have concluded that they are unlikely to offset the first-half shortfall."

Marlen also announced that the company is completing a comprehensive cost-reduction program to improve its operating profitability and long-term competitive position. Selected manufacturing facilities and distribution centers will be consolidated through 1999. The program will also include a substantial reduction of managerial and administrative positions worldwide. The implementation costs of these actions, net of anticipated savings, are not expected to have a material impact on Ameron's 1998 earnings.

An unusual convergence of events are negatively affecting Ameron in 1998. Unprecedented bad weather delayed concrete and steel pipe shipments in the western United States and reduced protective coatings sales in the West and Gulf States. A six-week strike at Ameron's largest steel pipe plant also delayed sales. The steep drop in worldwide oil prices is now affecting fiberglass pipe and coatings operations. The ongoing economic crisis in Asia is also delaying an anticipated recovery in Ameron's Hawaiian construction products business and hampering the performance of coatings operations in Australia and New Zealand acquired by Ameron in April 1998 from Croda International Plc.

Ameron's domestic protective coatings business is now recovering from weather-related delays, but the business is expected to have lower sales and earnings than in 1997 due to falling oil prices and continuing competitive pressures. "We are streamlining operations to improve productivity in our U.S. operations. Additionally, we are accelerating plans that we had at the time of the acquisitions in England, Australia and New Zealand to improve operating efficiencies in all three acquired operations," Marlen said.


The long-term outlook for Ameron's domestic concrete and steel pipe business is favorable because of a record order backlog totaling $151 million, compared to $84 million for the similar period in 1997 and $71 million at the beginning of 1998. "The business continues to experience delays," Marlen said, "but its market position is very solid."

Except for declining demand for oilfield products, Ameron's fiberglass pipe sales remain strong and are forecasted to meet original expectations.

Ready-mix concrete and quarry operations in Hawaii had a relatively good first half because of cost-reduction actions in 1997 and favorable timing of first-half projects. Although second-half performance continues to decline, the business is expected to remain profitable as further cost reductions are implemented.

"Now our focus is to reduce costs and improve operating efficiencies and profitability," Marlen said. "Long term, we will continue pursuing our growth strategy through technology development and acquisitions. We have complete confidence in the underlying strength of our business, and we will continue taking aggressive actions whenever necessary to ensure profitability and shareholder value."

Cautionary statement for purposes of the "Safe Harbor" provisions of "The Private Securities Reform Act of 1995": Any statements in this report that refer to Ameron's estimated or anticipated future results are forward-looking and reflect the company's current analysis of existing trends and information. Actual results may differ from current expectations based on a number of factors affecting Ameron's businesses, including competitive conditions and changing market situations. Matters affecting the economy generally, including the state of economics worldwide, can affect Ameron's results. Forward-looking statements represent the company's judgment only as of the date of this report. Since actual results could differ materially, the reader is cautioned not to rely on these forward-looking statements. Moreover, Ameron disclaims any intent or obligation to update these forward-looking statements.